                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 July 13, 2000
                                 Date of Report
                       (Date of Earliest Event Reported)

                      CCM MANUFACTURING TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                               15635 Vision Drive
                         Pflugerville, Texas 78660-3203
                    (Address of principal executive offices)

                                  512/251-3484
                        (Registrant's telephone number)


Delaware                                0-28681               52-2201514
(State or other                         (Commission          (I.R.S. Employer
jurisdiction of incorporation)          File Number)         Identification No.)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         (a) On June 19, 2000, Mayford Acquisition Corporation ("Mayford") amended its Certificate of Incorporation to change the total number of shares of stock which it has the authority to issue to 100,000,000 shares, par value $.0001 per share, consisting of 60,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 30,000,000 shares of non-designated preferred stock. Simultaneously Mayford filed certificates of designation with the State of Delaware designating 3,000,000 shares of Series A convertible preferred stock and 1,500,000 shares of Series B convertible preferred stock.

         On July 11, 2000, pursuant to an Agreement and Plan of Reorganization ("Acquisition Agreement") between Mayford, Syntec Acquisition Corporation ("Syntec") and the owners of the outstanding shares of Syntec, Mayford acquired 99.9% of the outstanding shares of Syntec from the shareholders thereof in an exchange of stock at a ratio of one share of Syntec stock for 2.5 shares of identical class of shares of Mayford, for an aggregate issuance of 13,527,083 shares of Class A common stock of Mayford and 2,972,504 shares of the Series A preferred stock of Mayford. The outstanding warrants and options of Syntec and other outstanding rights to purchase shares of common stock of Syntec represent the right to purchase the equivalent number of shares of common stock of Mayford (subject to the adjustment provisions therein).

         On July 13, 2000, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), between Mayford and its subsidiary, Syntec, Syntec was merged with and into Mayford. In connection with the merger, Mayford changed its name to "CCM Manufacturing Technologies, Inc." ("CCM").

         Copies of the Acquisition Agreement and Merger Agreement are filed as an exhibits to this Current Report and are incorporated in their entirety herein. The foregoing description is modified by such reference.

         (b) The following table contains information regarding the shareholdings of CCM's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of any options and warrants held by each such person or entity exercisable within 60 days of the date hereof):


                                                 Number of Shares of              Percent of
                                                 Common Stock Beneficially        Common Stock
Name                                             Owned (1)(2)                     Beneficially Owned (1)(2)
-----------------------------------------------------------------------------------------------------------
Jose G. Chavez                                    7,708,333 (3)                     55%
Chief Executive Officer,
Chairman and Director
88021 Bottlebrush
Austin, Texas 78750

Jaime J. Munoz                                    1,553,125 (4)                   11.3%
President and Director
15635 Vision Drive
Pflugerville, Texas 78660

Gustavo A. Cardenas                               1,534,375 (5)                   11.1%
Chief Financial Officer and Director
6801 Terra Oak Circle
Austin, Texas 78749


Lynn K. Bishop                                    2,875,000 (6)                   20.9%
Vice President of Business Development
3280-85C South Shore Drive
Punta Gorda, Florida 33955

All executive officers and                       13,670,833                       95.8%
directors as a group
(4 persons)


* Represents less than 1% percent of the Company's outstanding shares of common stock.

(1) Based upon 13,527,083 shares of the Company's common stock issued and outstanding at the time of the merger, assuming no conversion of the Company's Series A preferred stock into shares of the Company's Class A common stock (convertible on a one for one share basis).
(2) Includes options which are exercisable within 60 days of the date hereof.
(3) Includes 500,000 shares of common stock underlying options immediately exercisable at an exercise price of $1.50 per share.
(4) Includes 250,000 shares of common stock underlying options immediately exercisable at an exercise price of $1.50 per share.
(5) Includes 250,000 shares of common stock underlying options immediately exercisable at an exercise price of $1.50 per share
(6) Includes 250,000 shares of common stock underlying options immediately exercisable at an exercise price of $1.50 per share.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On October 16, 2000, the Company notified Weinberg & Company, P.A. that it had terminated its services as accountants for Mayford effective with the acquisition of Syntec by Mayford. None of the reports of Weinberg on the financial statements during the past two fiscal years contained an adverse opinion or disclaimer of opinion, or was modified as to audit scope or accounting principles. During Mayford's engagement of Weinberg, there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Weinberg's satisfaction would have caused Weinberg to make reference to the subject matter of the disagreement in connection with its report. CCM has requested that Weinberg furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements.

         On October 16, 2000, CCM engaged King, Griffin & Adamson, P.C., ("KGA") to serve as its independent accountant and auditor for future periods.

         The dismissal of Weinberg was approved and ratified by the Board of Directors. CCM does not have an audit committee of the Board of Directors.

ITEM 7.  FINANCIAL STATEMENTS

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         This filing serves to amend the Form 8-K filed on July 19, 2000 by CCM Manufacturing Technologies, Inc.(1) (CCM) by filing certain audited and unaudited financial statements and unaudited pro forma financial information (listed under headings (a) and (b) below) related to:

         (1.)     Acquisition by CCM of Syntec Acquisition Corp.


(2)      Financial Statements of Businesses Acquired.

         Financial Statements and Report of Independent Certified Public Accountants for Syntec Acquisition Corp. and Subsidiaries and predecessor companies as of May 31, 1998, December 31, 1998, June 30, 1999, December 31, 1999 and March 31, 2000 (unaudited).

(3)      Pro Forma Financial Information.

         Background to Pro Forma Consolidated Financial Information (unaudited)

         Pro Forma Consolidated Balance Sheet as of March 31, 2000 (unaudited)

         Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2000 (unaudited)

         Pro Forma Consolidated Statement of Operations for the six months ended December 31, 1999 (unaudited)

         Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1999 (unaudited)

         Pro Forma Consolidated Statement of Operations for the seven months ended December 31, 1998 (unaudited)

         Pro Forma Consolidated Statement of Operations for the five months ended May 31, 1998 (unaudited)

         Notes to Pro Forma Consolidated Financial Information (unaudited)


--------------------

(1) Formerly Mayford Acquisition Corporation, effective as of June 19, 2000, the Company changed its name to CCM Manufacturing Technologies, Inc.

                     CONSOLIDATED FINANCIAL STATEMENTS AND
                     REPORT OF INDEPENDENT CERTIFIED PUBLIC
                                  ACCOUNTANTS

                    SYNTEC ACQUISTION CORP. AND SUBSIDIARIES

      December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998

                    SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page

Report of Independent Certified Public Accountants............................3

Financial Statements

   Consolidated Balance Sheets ...............................................4

   Consolidated Statements of Operations......................................7

   Consolidated Statements of Changes in Shareholders' Equity (Deficit).......8

   Consolidated Statements of Cash Flows......................................9

   Notes to Consolidated Financial Statements................................11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Syntec Acquisition Corp.

We have audited the accompanying consolidated balance sheets of Syntec Acquisition Corp. and subsidiaries and predecessor companies as of December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for the periods then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Syntec Acquisition Corp. and subsidiaries and predecessor companies as of December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998, and the results of their operations and their cash flows for the periods then ended in conformity with generally accepted accounting principles.

As described in Note C, the accompanying consolidated financial statements have been prepared assuming that Syntec Acquisition Corp. and subsidiaries will continue as a going concern. Syntec Acquisition Corp. and subsidiaries and its predecessors have experienced recurring losses during 1999 and 1998. Additionally, at December 31, 1999, Syntec Acquisition Corp. and subsidiaries current liabilities exceeded its current assets by $1,882,182. These conditions raise substantial doubt about Syntec Acquisition Corp. and subsidiaries ability to continue as a going concern. Unless Syntec Acquisition Corp. and subsidiaries obtain additional financing, it will not be able to meet its obligations as they come due and it will be unable to execute its long-term business plan. Management's plans as they relate to these issues are also explained in Note C. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                                     KING GRIFFIN & ADAMSON P.C.


Dallas, Texas
April 14, 2000, except for Note P to which the date is June 19, 2000

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                     ------


                                          Syntec Acquisition Corp.        Syntec Holding Group, Inc.    Syntec
                                             and Subsidiaries                   and Subsidiary        Corporation
                                        -----------------------------     --------------------------  -----------
                                         (Unaudited)     December 31,     June 30,     December 31,     May 31,
                                        March 31, 2000      1999            1999            1998          1998
                                        --------------   ------------     --------     ------------     -------
CURRENT ASSETS

     Cash and cash equivalents            $     1,421    $    11,649    $     3,547    $    20,068    $     6,731
     Accounts receivable, net of
        allowance for doubtful accounts       476,945        545,433        321,072        124,463        196,415
     Inventories                              470,816        603,485        465,425        232,747        204,098
     Prepaid expenses                          15,363         35,107         16,462         14,492           --
                                          -----------    -----------    -----------    -----------    -----------
            Total current assets              964,545      1,195,674        806,506        391,770        407,244

PROPERTY AND EQUIPMENT
     Machinery and equipment                1,072,867      1,072,867      1,029,391      1,028,739        995,770
     Furniture and fixtures                    47,617         47,617         46,065         46,065         46,065
     Automobiles                                1,500          1,500          1,500          1,500          9,400
     Leasehold improvements                       896            896            896            896            896
                                          -----------    -----------    -----------    -----------    -----------
                                            1,122,880      1,122,880      1,077,852      1,077,200      1,052,131
     Accumulated depreciation and
        amortization                         (906,823)      (884,763)      (836,393)      (802,291)      (748,842)
                                          -----------    -----------    -----------    -----------    -----------

            Net property and equipment        216,057        238,117        241,459        274,909        303,289

OTHER ASSETS                                   33,887         33,219         31,754         30,099         28,982

EXCESS OF COST OVER FAIR
     VALUE OF NET ASSETS OF
     COMPANIES ACQUIRED, net                1,794,830      1,843,339        505,907        525,323           --
                                          -----------    -----------    -----------    -----------    -----------

TOTAL ASSETS                              $ 3,009,319    $ 3,310,349    $ 1,585,626    $ 1,222,101    $   739,515
                                          ===========    ===========    ===========    ===========    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------



                                               Syntec Acquisition Corp.       Syntec Holding Group, Inc.     Syntec
                                                  and Subsidiaries                  and Subsidiary         Corporation
                                             -----------------------------    --------------------------   -----------
                                              (Unaudited)     December 31,    June 30,     December 31,      May 31,
                                             March 31, 2000      1999           1999            1998           1998
                                             --------------   ------------    --------     ------------      -------
CURRENT LIABILITIES

     Line of credit                            $  188,560     $  252,257     $1,005,003     $  987,896     $  205,335
     Current portion of long-term debt            330,869        200,000           --             --             --
     Notes payable to shareholders                479,707      1,142,698        166,815           --             --
     Current portion of capital
        lease obligations                          41,327         42,792         35,839         28,901         27,579
     Accounts payable                             644,297      1,035,706        699,125        332,033        181,499
     Accrued liabilities                          147,778        172,403         21,867         54,095         40,992
     Deferred compensation                           --          232,000           --             --             --
                                               ----------     ----------     ----------     ----------     ----------
            Total current liabilities           1,832,538      3,077,856      1,928,649      1,402,925        455,405

LONG-TERM DEBT, less
     current portion                              366,667        391,667           --             --             --

CAPITAL LEASE OBLIGATIONS,
     less current portion                          83,623         96,045         91,429        114,944        132,084
                                               ----------     ----------     ----------     ----------     ----------

            Total liabilities                   2,282,828      3,565,568      2,020,078      1,517,869        587,489

COMMITMENTS AND CONTINGENCIES (Note J)

SHAREHOLDERS' EQUITY (DEFICIT)
     Preferred stock, $0.0001 par value,
        30,000,000 shares authorized,
        1,054,000 and 550,165 shares
        issued and outstanding at
        March 31, 2000 and
        December 31, 1999, respectively
        (liquidation preference of
        $1,581,000 and $825,248 at
        March 31, 2000 and
        December 31, 1999, respectively.)             105             55           --             --             --
     Class A Common stock, $0.0001
        par value, 60,000,000 shares
        authorized, 5,290,833 and
        4,725,000 shares issued and
        outstanding at March 31, 2000
        and December 31,1999,
        respectively; $1.00 par value,
        100,000 shares authorized,
        750 shares issued and outstanding
        at June 30, 1999 and December 31,
        1998; no par value, 300,000 shares
        authorized, 46,000 issued and
        outstanding at May 31, 1998                   529            473            750            750          1,000



  The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)


                                          Syntec Acquisition Corp.          Syntec Holding Group, Inc.     Syntec
                                             and Subsidiaries                     and Subsidiary         Corporation
                                        -----------------------------       --------------------------   -----------
                                         (Unaudited)     December 31,       June 30,     December 31,      May 31,
                                        March 31, 2000      1999              1999            1998           1998
                                        --------------   ------------       --------     ------------      -------
     Class B Common stock, $0.0001
        par value, 10,000,000 shares
        authorized, none issued or
        outstanding                             --               --               --             --             --
     Additional paid-in capital            2,655,733        1,051,838           62,000           --             --
     Retained earnings (accumulated
        deficit)                          (1,929,876)      (1,307,585)        (497,202)      (296,518)       151,026
                                         -----------      -----------      -----------    -----------    ------------
        Total shareholders' equity
            (deficit)                        726,491         (255,219)        (434,452)      (295,768)       152,026
                                         -----------      -----------      -----------    -----------    ------------

TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY
        (DEFICIT)                        $ 3,009,319      $ 3,310,349      $ 1,585,626    $ 1,222,101    $   739,515
                                         ===========      ===========      ===========    ===========    ============


  The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                              Syntec Acquisition Corp.         Syntec Holding Group, Inc.        Syntec
                                                 and Subsidiaries                    and Subsidiary            Corporation
                                           -----------------------------     -----------------------------     -----------
                                           (Unaudited)
                                           Three Month       Six Month        Six Month       Seven Month      Five Month
                                             Period           Period           Period           Period           Period
                                              Ended            Ended            Ended            Ended           Ended
                                            March 31,       December 31,       June 30,       December 31,       May 31,
                                              2000              1999            1999             1998             1998
                                           -----------      ------------     -----------      ------------     -----------
Net sales                                  $   802,667      $ 2,078,249      $ 1,776,086      $ 1,736,270      $ 1,208,898

Cost of sales                                  932,484        2,361,770        1,369,727        1,456,500          970,944
                                           -----------      -----------      -----------      -----------      -----------

        Gross profit (loss)                   (129,817)        (283,521)         406,359          279,770          237,954

Selling, general and administrative            446,002          952,797          554,389          565,957          224,132
                                           -----------      -----------      -----------      -----------      -----------

        Income (loss) from operations         (575,819)      (1,236,318)        (148,030)        (286,187)          13,822

Other income (expenses)
     Interest expense                          (48,105)         (88,102)         (51,062)         (50,437)         (12,038)
     Other, net                                  1,633           16,835           (1,592)          40,106              225
                                           -----------      -----------      -----------      -----------      -----------
        Total other income (expenses)          (46,472)         (71,267)         (52,654)         (10,331)         (11,813)
                                           -----------      -----------      -----------      -----------      -----------

        Income (loss) before provision
           for income taxes                   (622,291)      (1,307,585)        (200,684)        (296,518)           2,009

Provision for income taxes                        --               --               --               --               --
                                           -----------      -----------      -----------      -----------      -----------

Net income (loss)                          $  (622,291)     $(1,307,585)     $  (200,684)     $  (296,518)     $     2,009
                                           ===========      ===========      ===========      ===========      ===========

Net income (loss) attributable
     to common stockholders                $  (622,291)     $(1,307,585)     $  (200,684)     $  (296,518)     $     2,009
                                           ===========      ===========      ===========      ===========      ===========

Basic and diluted net income (loss)
     per share attributable to
     common stockholders                   $     (0.13)     $      (.28)     $   (267.58)     $   (395.36)     $       .04
                                           ===========      ===========      ===========      ===========      ===========

Number of weighted average shares
     of common stock outstanding
     (basic and diluted)                     4,841,108        4,725,000              750              750           46,000
                                           ===========      ===========      ===========      ===========      ===========



The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)


                                                                                        Class A
                                                     Preferred stock                  Common stock              Additional
                                                     ---------------                  ------------               Paid-in
                                                  Shares         Amount           Shares         Amount          Capital
                                                  ------         ------           ------         ------          -------
Syntec Corporation:
Balance at January 1, 1998                            --       $      --            46,000     $     1,000     $      --
                                                ----------     -----------      ----------     -----------     -----------

Net income                                            --              --              --              --              --

                                                ----------     -----------      ----------     -----------     -----------
Balance at May 31, 1998                               --       $      --            46,000     $     1,000     $      --
                                                ==========     ===========      ==========     ===========     ===========

Syntec Holding Group, Inc. and Subsidiary:
Common stock issued for cash                          --       $      --               750     $       750     $      --

Net loss                                              --              --              --              --              --

Balance at December 31, 1998                          --              --               750             750            --

Additional capital contributed                        --              --              --              --            62,000

Net loss                                              --              --              --              --              --
                                                ----------     -----------      ----------     -----------     -----------
Balance at June 30, 1999                              --       $      --               750     $       750     $    62,000
                                                ==========     ===========      ==========     ===========     ===========

Syntec Acquisition Corp. and Subsidiaries:
Preferred stock issued for cash                    510,165     $        51            --       $      --       $   765,195

Preferred stock issued
     for services                                   40,000               4            --              --            59,996

Class A common stock
     issued for cash                                  --              --         4,725,000             473         149,901

Class A common stock
     warrants issued for services                     --              --              --              --            76,746

Net loss                                              --              --              --              --              --
                                                ----------     -----------      ----------     -----------     -----------

Balance at December 31, 1999                       550,165     $        55       4,725,000     $       473     $ 1,051,838
                                                ==========     ===========      ==========     ===========     ===========

Issuance of preferred stock
     for cash (unaudited)                          503,835              50            --              --           755,701

Issuance of Class A common
     stock as payment of
     compensation (unaudited)                         --              --           232,500              23         348,227

Issuance of Class A common
     stock in exchange for
     reduction of note payable
     to shareholders (unaudited)                      --              --           333,333              33         499,967

Net loss (unaudited)                                  --              --              --              --              --
                                                ----------     -----------      ----------     -----------     -----------

Balance at March 31, 2000
     (unaudited)                                 1,054,000     $       105       5,290,833     $       529     $ 2,655,733
                                                ==========     ===========      ==========     ===========     ===========


                                                    Retained
                                                    Earnings
                                                  (Accumulated
                                                    Deficit)           Total
                                                    --------           -----
Syntec Corporation:
Balance at January 1, 1998                         $   149,017      $   150,017

Net income                                               2,009            2,009
                                                   -----------      -----------

Balance at May 31, 1998                            $   151,026      $   152,026
                                                   ===========      ===========

Syntec Holding Group, Inc. and Subsidiary:
Common stock issued for cash                       $      --        $       750

Net loss                                              (296,518)        (296,518)
                                                   -----------      -----------

Balance at December 31, 1998                          (296,518)        (295,768)

Additional capital contributed                            --             62,000

Net loss                                              (200,684)        (200,684)
                                                   -----------      -----------


Balance at June 30, 1999                           $  (497,202)     $  (434,452)
                                                   ===========      ===========

Syntec Acquisition Corp. and Subsidiaries:
Preferred stock issued for cash                    $      --        $   765,246

Preferred stock issued
     for services                                         --             60,000

Class A common stock
     issued for cash                                      --            150,374

Class A common stock
     warrants issued for services                         --             76,746

Net loss                                            (1,307,585)      (1,307,585)
                                                   -----------      -----------

Balance at December 31, 1999                       $(1,307,585)     $  (255,219)

Issuance of preferred stock
     for cash (unaudited)                                 --            755,751

Issuance of Class A common
     stock as payment of

     compensation (unaudited)                             --            348,250

Issuance of Class A common
     stock in exchange for
     reduction of note payable
     to shareholders (unaudited)                          --            500,000

Net loss (unaudited)                                  (622,291)        (622,291)
                                                   -----------      -----------

Balance at March 31, 2000
     (unaudited)                                   $(1,929,876)     $   726,491
                                                   ===========      ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                     Syntec Acquisition Corp.        Syntec Holding Group, Inc.         Syntec
                                                         and Subsidiaries                 and Subsidiary              Corporation
                                                  -----------------------------     -----------------------------     -----------
                                                   (Unaudited)
                                                   Three Month      Six Month        Six Month       Seven Month       Five Month
                                                     Period           Period           Period           Period            Period
                                                      Ended           Ended            Ended            Ended             Ended
                                                    March 31,      December 31,       June 30,       December 31,        May 31,
                                                      2000             1999             1999             1998             1998
                                                  -----------      -----------      -----------      -----------      -----------
Cash flows from operating activities
  Net income (loss)                               $  (622,291)     $(1,307,585)     $  (200,684)     $  (296,518)     $     2,009
  Adjustments to reconcile net income
     (loss) to net cash provided (used)
     by operating activities:
     Depreciation and amortization                     22,060           48,370           34,102           53,449           37,816
     Amortization of excess of cost over fair
        value of net assets of companies
        acquired                                       48,509           97,018           19,416           22,651             --
     Preferred stock issued for compensation          116,250             --               --               --               --
     Warrants issued for services                        --             76,746             --               --               --
     Preferred stock issued for services                 --             60,000             --               --               --
     (Increase) decrease in (net of assets
        and liabilities acquired)
        Accounts receivable                            68,488         (224,359)        (196,609)          71,952          (57,348)
        Inventories                                   132,669         (138,060)        (232,678)         (28,649)         (19,296)
        Prepaid expenses                               19,744          (18,645)          (1,970)         (14,492)          16,053
        Other assets                                     (668)          (1,465)          (1,655)          (1,117)         (16,699)
        Accounts payable                             (391,409)         336,581          367,451          150,534           48,045
        Accrued expenses                              (24,625)         150,536          (32,228)          13,103           (3,548)
        Deferred compensation                            --            232,000             --               --               --
                                                  -----------      -----------      -----------      -----------      -----------
            Cash flows provided (used)
                 by operating activities             (631,273)        (688,863)        (244,855)         (29,087)           7,032

Cash flows from investing activities
  Purchases of property and equipment                    --            (10,528)            (652)         (25,069)         (76,436)
  Cash paid for companies acquired                       --         (1,000,000)            --           (700,000)            --
                                                  -----------      -----------      -----------      -----------      -----------
            Cash flows used in investing
               activities                                --         (1,010,528)            (652)        (725,069)         (76,436)

Cash flows from financing activities
  Proceeds from sale of preferred stock               755,751          765,246             --               --               --
  Proceeds from sale of common stock                     --            150,374             --                750             --
  Net activity on line of credit                      (63,697)        (752,746)          17,107          782,561          185,335
  Additional capital contributed                         --               --             62,000             --               --
  Proceeds from long-term debt                        154,869          600,000             --               --               --
  Repayment of long-term debt                         (49,000)          (8,333)            --               --            (14,683)
  Payments on capital leases                          (13,887)         (22,931)         (16,577)         (15,818)          (2,200)
  Net proceeds (payments) on notes
     payable to shareholders                         (162,991)         975,883          166,456             --           (102,000)
                                                  -----------      -----------      -----------      -----------      -----------
            Cash flows provided by financing
                  activities                          621,045        1,707,493          228,986          767,493           66,452
                                                  -----------      -----------      -----------      -----------      -----------


  The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES


                                                     Syntec Acquisition Corp.        Syntec Holding Group, Inc.         Syntec
                                                         and Subsidiaries                 and Subsidiary              Corporation
                                                  -----------------------------     -----------------------------     -----------
                                                   (Unaudited)
                                                   Three Month      Six Month        Six Month       Seven Month       Five Month
                                                     Period           Period           Period           Period            Period
                                                      Ended           Ended            Ended            Ended             Ended
                                                    March 31,      December 31,       June 30,       December 31,        May 31,
                                                      2000             1999             1999             1998             1998
                                                  -----------      -----------      -----------      -----------      -----------
Net increase (decrease) in cash and
   cash equivalents                                   (10,228)           8,102          (16,521)          13,337           (2,952)

Cash and cash equivalents, beginning
   of period                                           11,649            3,547           20,068            6,731            9,683
                                                  -----------      -----------      -----------      -----------      -----------

Cash and cash equivalents, end of period                1,421      $    11,649      $     3,547      $    20,068      $     6,731
                                                  ===========      ===========      ===========      ===========      ===========


NON-CASH FINANCING AND INVESTING
ACTIVITIES:

Equipment acquired under capital leases           $      --        $    34,500      $      --        $      --        $   161,863
                                                  ===========      ===========      ===========      ===========      ===========

Issuance of Class A common stock as
   payment of deferred compensation               $   232,000      $      --        $      --        $      --        $      --
                                                  ===========      ===========      ===========      ===========      ===========

Issuance of Class A common stock in
   exchange for reduction of note
   payable to shareholders                        $   500,000      $      --        $      --        $      --        $      --
                                                  ===========      ===========      ===========      ===========      ===========

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for interest          $    48,000      $    75,000      $    51,000      $    50,000      $    19,000
                                                  ===========      ===========      ===========      ===========      ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998


NOTE A - ORGANIZATION
---------------------

Syntec Corporation ("Corp") was formed on February 20, 1970, as a Texas corporation. On April 21, 1998, Syntec Holding Group, Inc. ("Holding") was formed as a Texas corporation for the purpose of acquiring 100% of the outstanding stock of Corp. The acquisition was accounted for as a purchase. On June 3, 1999, Syntec Acquisition Corp. ("Acquisition") was formed as a Texas corporation for the purpose of acquiring 100% of the outstanding stock of Holding. The acquisition was accounted for as a purchase.

Corp is a premier contract electronic manufacturer providing worldwide electronic manufacturing services that include complete printed surface mount and through-hole component placement, custom hand assembly, in circuit and functional testing, chassis mounting and box builds, as well as complete supply chain management from component sourcing to finished goods inventory. In addition, Corp qualifies as a Minority Business Enterprise and an Historically Underutilized Business.

These financial statements include the balance sheet at May 31, 1998 and the related statements of operations and cash flows of Corp for the period January 1, 1998 to May 31, 1998 (the effective date of the purchase by Holding); the consolidated balance sheets at December 31, 1998 and June 30, 1999 and the related consolidated statements of operations and cash flows of Holding and Subsidiary for the period June 1, 1998 to December 31, 1998 and January 1, 1999 to June 30, 1999 (the effective date of the purchase by Acquisition); and the consolidated balance sheet at December 31, 1999 and the related consolidated statements of operations and cash flows of Acquisition and Subsidiaries for the period July 1, 1999 to December 31, 1999.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Acquisition, Holding and Corp. All significant intercompany transactions and balances are eliminated in consolidation. The consolidated group is referred to as the "Company".

Cash Equivalents

For purposes of the statement of cash flows the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories are valued at the lower of cost, using the first-in, first-out method, or market.

Property and Equipment

Property and equipment are carried at cost. Depreciation and amortization of equipment is provided using the straight-line method over the estimated useful lives of the assets ranging from 5 to 7 years. Assets held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the related asset, ranging from 3 to 5 years. Depreciation and amortization expense of property and equipment recognized during the six month period ended December 31, 1999, the six month period ended June 30, 1999, the seven month period ended December 31, 1998 and the five month period ended May 31, 1998 was $48,370, $34,102, $53,449 and $37,816, respectively.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------

Long-Lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long- Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. There was no impairment of the value of such assets for the six month period ended December 31, 1999, the six month period ended June 30, 1999, the seven month period ended December 31, 1998 or the five month period ended May 31, 1998.

Excess of Cost Over Fair Value of Net Assets of Companies Acquired

This asset results from the excess of the purchase price paid by Holding in 1999 and Corp in 1998, over the estimated fair value of the net assets acquired and totaled $1,940,357 and $547,974 for the Holding and Corp acquisitions, respectively. The asset is being amortized using the straight-line method over 10 years, it's estimated useful life. Accumulated amortization totaled $97,018. $42,067, and $22,651 at December 31, 1999, June 30, 1999 and December 31, 1998,
respectively.

Revenue Recognition

Revenues from product sales are recognized upon shipment. Revenues from services are recognized when the services are delivered.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company utilizes the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under APB Opinion No. 25, compensation expense for employees is based on the excess, if any, on the date of grant, of fair value of the Company's stock over the exercise price.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

Net Income (Loss) Per Share

Basic income (loss) per share is computed by dividing consolidated net income
(loss) by the weighted average number of shares of common stock outstanding during each respective period. Common stock equivalents are not included in the diluted (loss) per share for the six month period ended December 31, 1999 as they are antidilutive.

Recent Accounting Pronouncements

The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" during 1998. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions about how to allocate resources and assess performance. As the Company has only one operating segment, this standard currently does not impact the Company's disclosures.

In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", which establishes accounting and reporting standards for derivative instruments. SFAS 137 is effective for all fiscal years beginning after June 15, 2000. The adoption of SFAS 137 is not expected to have a significant impact on the Company's results of operations or disclosures.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998


NOTE C - GOING CONCERN UNCERTAINTY
----------------------------------

The consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern. The Company incurred a net loss of $13307,585 during the six-month period ended December 31, 1999. Cash used by operating activities for the same period aggregated $688,863. Current liabilities at December 31, 1999 of $3,077,856 exceed current assets of $1,195,674 by $1,882,182. Total liabilities at December 31, 1999 of $3,565,568 exceed total assets of $3,310,349 by $255,219. The Company's continued existence depends upon the success of management's efforts to raise the additional capital necessary to meet the Company's obligations as they come due and to obtain sufficient capital to execute its business plan. The Company intends to obtain additional capital primarily through the issuance of preferred stock. There can be no degree of assurance given that the Company will be successful in completing additional financing transactions. The consolidated financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.

NOTE D - ACQUISITIONS
---------------------

On May 14, 1998, Holding acquired 100% of the outstanding stock of Corp. The purchase consideration was $700,000, plus the assumption of liabilities of $587,489. The acquisition has been accounted for as a purchase. The excess of the purchase price over the fair value of net assets acquired was $547,974.

A summary of the fair value of assets acquired and liabilities assumed is as follows:

        Current assets                                        $   407,244
        Fixed assets                                              303,289
        Other assets                                               28,982
        Excess of cost over fair value of
           net assets acquired                                    547,974
        Current liabilities                                      (455,405)
        Long-term liabilities                                    (132,084)
                                                              -----------
                                                              $   700,000
                                                              ===========

On June 30, 1999, Acquisition acquired 100% of the outstanding stock of Holding. The purchase consideration totaled $1,000,000, which included $500,000 in cash and the issuance of a $500,000 promissory note, in addition to assuming liabilities of $2,020,078. The acquisition has been accounted for as a purchase. The excess of the purchase price over the fair value of net assets acquired was $1,940,357

A summary of the fair value of assets acquired and liabilities assumed is as follows:

        Current assets                                        $   806,506
        Fixed assets                                              241,459
        Other assets                                               31,756
        Excess of cost over fair value of net
           assets of companies acquired                         1,940,357
        Current liabilities                                    (1,928,649)
        Long-term liabilities                                     (91,429)
                                                              -----------
                                                              $ 1,000,000
                                                              ===========

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998


NOTE E - INVENTORIES
--------------------

Inventories at the respective balance sheet dates are as follows:

                  December 31,   June 30,   December 31,    May 31,
                      1999         1999         1998         1998
                  ------------   --------   ------------   --------
Raw materials       $530,959     $421,368     $188,388     $151,259
Work-in-process         --         44,057       44,359       52,839
Finished goods        72,526         --           --           --
                    --------     --------     --------     --------

                    $603,485     $465,425     $232,747     $204,098
                    ========     ========     ========     ========

NOTE F - DEFERRED COMPENSATION
------------------------------

Deferred compensation is comprised of salaries and bonuses accrued for certain officers of the Company that have not been paid at December 31, 1999. These amounts were settled by the issuance of 154,667 shares of Class A common stock of the Company subsequent to December 31, 1999.

NOTE G - LINE OF CREDIT
-----------------------

The Company had a revolving credit agreement with a financial institution that matured and was paid in full in July 1999. At June 30, 1999, December 31, 1998 and May 31, 1998, $1,005,003, $987,896 and $205,335, respectively, was outstanding under this agreement.

During December 1999, the Company obtained a $500,000 revolving credit agreement with a financial institution with monthly interest payments at prime rate plus 5.5% (14% at December 31, 1999) and all outstanding principal and interest due at maturity, December 30, 2000. At December 31, 1999, $252,257 was outstanding under this agreement. The line of credit is collateralized by accounts receivable, inventory and equipment, and personally guaranteed by certain shareholders. At December 31, 1999, the Company was not in compliance with certain covenants associated with the line of credit.

NOTE H - NOTES PAYABLE TO SHAREHOLDERS
--------------------------------------

The Company has an unsecured note payable due to the majority shareholder totaling $500,000 at December 31, 1999. The note payable bears interest at 12% per annum and payments are made as cash flow permits with the total outstanding balance of principal and accrued interest due November 30, 2000. Subsequent to December 31, 1999, this note payable was converted into 333,333 shares of Class A common stock

The Company has an unsecured note payable due to several shareholders totaling $500,000 at December 31, 1999. The note payable bears interest at 9.5% per annum and payments are made as cash flow permits with the total outstanding balance of principal and accrued interest due April 30, 2000.

The Company has two additional unsecured notes payable due to two shareholders totaling $142,698 and $166,815 at December 31, 1999 and June 30, 1999,
respectively. The notes bear interest at 18% per annum and do not have a specific maturity date but are repaid as cash flow permits.

                    SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                            AND PREDECESSOR COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998


NOTE I -- LONG TERM DEBT
------------------------

Long-term debt at December 31, 1999 consists of the following:
     Installment note payable to financial institution, due in monthly installments of $8,333, including interest at the 30 day rate of commercial paper plus 3.25% percent (14% as of December, 31, 1999), matures August
     2004, secured by all assets of the Company excluding accounts receivable and inventory   $491,667

     Installment note payable to financial institution, due in weekly principal installments of $2,000, interest is payable monthly at the prime rate plus
     5.5% percent (14% as of December 31, 1999), matures December 2000, secured by accounts receivable, inventory, and equipment and personally guaranteed
     by certain shareholders (cross-collateralized with the line of credit)                    100,000
                                                                                              --------
                                                                                               591,667
                                                                                              --------

     Less current portion                                                                      200,000
                                                                                              --------

     Long-term debt, less current portion                                                     $391,667
                                                                                              ========


Principal payments on long-term debt for each of the next five years are as follows:

         Year ending December 31:
         ------------------------
                   2000                                            $200,000
                   2001                                             100,000
                   2002                                             100,000
                   2003                                             100,000
                   2004                                              91,667
                                                                   --------
                                                                   $591,667
                                                                   ========


NOTE J -- LEASES
----------------

The Company is obligated under certain capital leases that expire on April 1, 2003. The Company also leases its office facility under an operating lease with a 15 year term expiring in 2013. Rental expense for operating leases was approximately $86,000, $86,000, $59,000 and $42,000 for the six month period ended December 31, 1999, the six month period ended June 30, 1999, the seven month period ended December 31, 1998 and the five month period ended May 31, 1998, respectively.

                    SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                            AND PREDECESSOR COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998


NOTE J -- LEASES (Continued)
----------------------------

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1999 are:

                                                               Capital         Operating
                                                               Leases           Leases
                                                               ------           ------
         Year ending December 31,
         ------------------------
                  2000                                       $  52,387       $    211,784
                  2001                                          52,387            210,984
                  2002                                          39,433            204,125
                  2003                                          13,145            177,387
                  2004                                              --            172,800
         Thereafter                                                 --          1,469,200
                                                             ---------       ------------
         Total minimum lease payments                          157,352       $  2,446,280
                                                                             ============
         Less amounts representing interest                    (18,515)
                                                             ---------
         Present value of net minimum
            capital lease payments                             138,837
         Less current portion of capital lease payments        (42,792)
                                                             ---------
         Capital lease obligation less current
            portion                                          $  96,045
                                                             =========


NOTE K -- INCOME TAXES
----------------------

Deferred tax assets and liabilities at December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998 are as follows:


                                         December 31,   June 30,   December 31,   May 31,
                                             1999        1999         1998         1998
                                          ---------    ---------    ---------    ---------
         Current deferred tax asset       $  27,039    $      --    $      --    $      --
         Non-current deferred tax asset     609,841      192,301      124,068       23,252
         Less: valuation allowance         (636,880)    (192,301)    (124,068)     (23,252)
                                          ---------    ---------    ---------    ---------

         Net deferred tax asset           $      --    $      --    $      --    $      --
                                          =========    =========    =========    =========


The current deferred tax asset results from the allowance for doubtful accounts and a portion of the deferred compensation and related payroll taxes. The non-current deferred tax asset results from the net operating loss carryforward and the difference in the amortization period of the excess of cost over fair value of net assets of companies acquired. The net operating loss available at December 31, 1999 amounts to approximately $1,800,000 and begins to expire in 2013. At December 31, 1999, June 30, 1999, December 31, 1998, and May 31, 1998,
the net deferred tax asset has a 100% allowance due to the uncertainty of the Company generating future taxable income.

                    SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                            AND PREDECESSOR COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998


NOTE K -- INCOME TAXES (Continued)
----------------------------------

A reconciliation of income tax expense using the statutory federal income tax rate of 34% to the actual income tax expense for the six months ended December 31, 1999, the six months ended June 30, 1999, the seven months ended December 31, 1998 and the five months ended May 31, 1998 is as follows:


                                                                December 31,       June 30,      December 31,   May 31,
                                                                   1999              1999           1998         1998
                                                                 ---------         --------       ---------      -----
      Federal tax expense at statutory rate                      $(444,579)        $(68,233)      $(100,816)     $ 683
      Change in valuation allowance                                444,579           68,233         100,816       (683)
                                                                 ---------         --------       ---------      -----
                                                                 $      --         $     --       $      --      $  --
                                                                 =========         ========       =========      =====


NOTE L -- STOCKHOLDERS' EQUITY
------------------------------

The Preferred Stock of Acquisition is non-voting and convertible, at the option of the holder, to Class B common stock on a share for share basis. The Preferred Stock bears non-cumulative dividends of 8% per annum which are payable at the discretion of the Board of Directors. This stock has a liquidation preference of $1.50 per share.

The Class B Common Stock is identical to Class A Common Stock, except that the Class B stock has no voting rights. The Class B stock automatically converts to Class A stock, on a share for share basis, upon the Class A stock being registered with the Securities and Exchange Commission.

NOTE M -- STOCK OPTIONS AND WARRANTS
------------------------------------

The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its compensatory options. Accordingly, no compensation cost has been recognized for its employee stock options in the financial statements for those options where the fair market value approximates the exercise price. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS 123, the Company's pro forma net loss for the six-month period ended December 31, 1999 would have been increased to the pro forma amounts indicated below (the six month period June 30, 1999, the seven month period December 31, 1998 and the five month period May 31, 1998 have no pro forma differences):

  Net loss
    As reported                     (1,307,585)
                                    ----------
    Pro forma                       (1,361,978)
                                    ----------

The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing model with the following assumptions used for grants during the six-month period ended December 31, 1999: dividend yield of 0 percent; expected volatility of 0%; risk free interest rate of 5%; and an expected life of 3 years.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                           AND PREDECESSOR COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998


NOTE M -- STOCK OPTIONS AND WARRANTS (Continued)
------------------------------------------------

A summary of changes in the Company's compensatory options and warrants follows:


                                                    Employee Stock Option Plan          Other Compensatory      Combined Total
                                                    --------------------------      --------------------------  --------------
                                                                    Weighted                          Weighted
                                                                    Average                            Average
                                                                    Exercise                          Exercise     Options/
                                                      Options        Price          Warrants            Price      Warrants
                                                      -------        -----          --------            -----      --------
Outstanding at June 30, 1999                                 --       $   --                --            $  --            -
                                                      ---------       ------           -------            -----    ---------
Granted                                               1,580,000         1.50           371,215             1.50    1,951,215
Exercised                                                    --           --                --               --            -
Forfeited                                                    --           --                --               --            -
                                                      ---------       ------           -------            -----    ---------

Outstanding at December 31, 1999                      1,580,000       $ 1.50           371,215            $1.50    1,951,215
                                                      =========       ======           =======            =====    =========



The following table summarizes information about employee stock options outstanding at December 31, 1999 under the Stock Option Plan:


                                    Options Outstanding                                                 Options Exercisable
                            --------------------------------------                              -----------------------------------
                                                     Weighted
                                                      average                  Weighted
    Range of                  Number                 remaining                  average           Number           Weighted average
exercise prices             outstanding           contractual life           exercise price     Exercisable         exercise price
---------------             -----------           ----------------           --------------     -----------         --------------
      $1.50                  1,580,000             7.50 years                   $1.50             263,333                 $1.50


The following table summarizes information about warrants outstanding at December 31, 1999.


                              Warrants Outstanding                                                Warrants Exercisable
                      --------------------------------------                             -------------------------------------
                                               Weighted
                                                average            Weighted
    Range of             Number                remaining            average                Number             Weighted average
exercise prices       outstanding           contractual life     exercise price          Exercisable           exercise price
---------------       -----------           ----------------     --------------          -----------           --------------
  $ 1.50                371,215                 5.0 years             $ 1.50                371,215                   $ 1.50


                    SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                            AND PREDECESSOR COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998


NOTE N -- CREDIT CONCENTRATIONS AND SIGNIFICANT CUSTOMERS
---------------------------------------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

Cash and cash equivalents are at risk to the extent that they exceed the Federal Deposit Insurance Corporation insured amount. To minimize this risk, the Company places its cash and cash equivalents with high credit quality financial institutions.

The Company recognizes revenue upon shipment of goods or delivery of services and does not maintain any set policy regarding the customer's right of return. Customer requests to return products for refund or credit are handled on an individual basis at the discretion of management. The refunds or credits in 1999 and 1998 were not significant to the results of operations of the Company. In the normal course of business, the Company extends unsecured credit to virtually all of its customers. The Company has a broad base of customers located throughout the United States, which reduces its credit risk. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible ($9,197 at December 31, 1999; $0 at June 30, 1999, December 31, 1998 and May 31,
1998). In the event of complete non- performance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

NOTE O -- FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------------

Statement of Financial Accounting Standards No. 107 "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practical to estimate. At December 31, 1999, June 30, 1999, December 31, 1998 and May 31 1998 the carrying value all of the Company's accounts receivable, accounts payable and accrued liabilities approximate fair value because of their short-term nature.

Line of credit, long-term debt, capital lease obligations, and notes payable to shareholders carrying values approximate fair values based on the borrowing rates currently available to the Company for arrangements with similar terms.

NOTE P -- SUBSEQUENT EVENTS
---------------------------

Pursuant to an Agreement and Plan of Reorganization dated June 19, 2000, Acquisition entered into a reverse merger acquisition agreement with Mayford Acquisition Corporation ("Mayford"), a publicly held "shell" Deleware Corporation. Mayford purchased 100% of Acquisition's outstanding stock in a tax free reorganization. Mayford issued 13,527,083 shares of its $.0001 par value Class A common stock and 2,972,504 shares of its $.0001 par value Series A convertible preferred stock in exchange for all of the outstanding common and preferred shares of Acquisition. Also effective June 19, 2000, Mayford changed its name to CCM Manufacturing Technologies, Inc. For accounting purposes, the merger will be treated as a recapitalization of Acquisition with Acquisition as the acquirer (a reverse merger).

                    SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

                            AND PREDECESSOR COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998


NOTE Q -- UNAUDITED INTERIM FINANCIAL INFORMATION
-------------------------------------------------

The unaudited interim financial information as of March 31, 2000 and for the three months then ended has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of this interim information. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

(4)      PRO FORMA FINANCIAL INFORMATION.

         Pursuant to an Agreement and Plan of Reorganization dated June 19, 2000, Syntec Acquisition Corp. ("Acquisition") entered into a reverse merger acquisition agreement with Mayford Acquisition Corporation ("Mayford"), a publicly held "shell" Deleware Corporation. Mayford purchased 100% of Acquisition's outstanding stock in a tax free reorganization. Mayford issued 13,527,083 shares of its $.0001 par value Class A common stock and 2,972,504 shares of its $.0001 par value Series A convertible preferred stock in exchange for all of the outstanding common and preferred shares of Acquisition. Also effective June 19, 2000, Mayford changed its name to CCM Manufacturing Technologies, Inc. For accounting purposes, the merger will be treated as a recapitalization of Acquisition with Acquisition as the acquirer (a reverse merger).

         The unaudited pro forma condensed consolidated balance sheet of Syntec Acquisition Corp. and subsidiaries (the "Company") and CCM Manufacturing Technologies, Inc. (formerly Mayford Acquisition Corporation) as of March 31, 2000, reflects this reverse acquisition as if it had occurred on March 31, 2000.

         The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2000, six months ended December 31, 1999, six months ended June 30, 1999, seven months ended December 31, 1998, and five months ended May 31, 1998, reflects the reverse acquisition as if it had occurred on January 1, 1998.

         The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of the Company and related notes appearing elsewhere in this document. The pro forma financial information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it necessarily indicative of the future results of the combined entities.

                    SYNTEC ACQUISITION CORP. AND SUBSIDIARIES

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                 March 31, 2000


                                            Syntec
                                          Acquisition       Mayford
                                           Corp. and      Acquisition   Pro-Forma
                                          Subsidiaries    Corporation   Adjustments      Pro-Forma
                                          ------------    -----------   -----------      ---------
Current assets
     Cash and cash equivalents            $     1,421    $       500    $       --      $     1,921
     Accounts receivable, net                 476,945             --            --          476,945
     Inventories                              470,816             --            --          470,816
     Prepaid expenses                          15,363             --            --           15,363
                                          -----------    -----------    ----------      -----------
            Total current assets              964,545            500            --          965,045

Property and equipment, net                   216,057             --            --          216,057

Excess of cost over fair value of net
     assets of companies acquired, net      1,794,830             --            --        1,794,830
Other assets                                   33,887             --            --           33,887
                                          -----------    -----------    ----------      -----------

Total assets                              $ 3,009,319    $       500    $       --      $ 3,009,819
                                          ===========    ===========    ==========      ===========

Current liabilities
     Line of credit                           188,560             --            --          188,560
     Current portion of long-term debt        330,869             --            --          330,869
     Notes payable to shareholders            479,707             --            --          479,707
     Current portion of capital lease
        obligations                            41,327             --            --           41,327
     Accounts payable                         644,297             --            --          644,297
     Accrued liabilities                      147,778             --            --          147,778
                                          -----------    -----------    ----------      -----------
        Total current liabilities           1,832,538             --            --        1,832,538

Long-term debt, less current portion          366,667             --            --          366,667
Capital lease obligations, less current
     portion                                   83,623             --            --           83,623

Shareholders' equity

     Preferred stock                              105             --           159 (A)          264
     Common stock                                 529            500           294 (A)        1,323
     Additional paid-in capital             2,655,733          1,330        (1,783)(A)    2,655,280
     Accumulated deficit                   (1,929,876)        (1,330)        1,330 (A)   (1,929,876)
                                          -----------    -----------    ----------      -----------
            Total shareholders' equity        726,491            500            --          726,991
                                          -----------    -----------    ----------      -----------

Total liabilities and shareholders'
     equity                               $ 3,009,319    $       500    $       --      $ 3,009,819
                                          ===========    ===========    ==========      ===========


                    CCM MANUFACTURING, INC. AND SUBSIDIARIES

                   (formerly Mayford Acquisition Corporation)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                       Three Months Ending March 31, 2000


                                          Syntec      Mayford
                                        Acquisition  Acquisition  Pro-Forma
                                           Corp.     Corporation Adjustments  Pro-Forma
                                        -----------  ----------- -----------  ---------
Net sales                                $ 802,667    $      --   $      --  $  802,667

Cost of sales                              932,484           --          --     932,484
                                         ---------    ---------   ---------  ----------

            Gross loss                    (129,817)          --          --    (129,817)

Selling, general and administrative        446,002           --          --     446,002
                                         ---------    ---------   ---------  ----------

Loss from operations                      (575,819)          --          --    (575,819)

Other income (expense)
     Interest expense                      (48,105)          --          --     (48,105)
     Other, net                              1,632           --          --       1,632
                                         ---------    ---------   ---------  ----------

            Total other expense            (46,472)          --          --     (46,472)
                                         ---------    ---------   ---------  ----------

Loss before provision for income taxes    (622,291)          --          --    (622,291)
Provision for income taxes                      --           --          --          --
                                         ---------    ---------   ---------  ----------

Net loss                                 $(622,291)   $      --   $      --  $ (622,291)
                                         =========    =========   =========  ==========

Loss attributable to common stock                                            $ (622,291)
                                                                             ==========

Basic and diluted net loss per share
     attributable to common stockholders                                     $    (0.05)
                                                                             ==========
Number of weighted average shares of
     common stock outstanding (basic
     and diluted)                                                            12,102,770
                                                                             ==========


                    CCM MANUFACTURING, INC. AND SUBSIDIARIES

                   (formerly Mayford Acquisition Corporation)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                       Six Months Ending December 31, 1999


                                                 Syntec          Mayford
                                              Acquisition      Acquisition    Pro-Forma
                                                  Corp.        Corporation    Adjustments       Pro-Forma
                                             -------------     -----------    -----------     --------------

Net sales                                    $   2,078,249     $       --     $      --      $    2,078,249

Cost of sales                                    2,361,770             --            --           2,361,770
                                             -------------     ----------     ---------      --------------

            Gross loss                            (283,521)            --            --            (283,521)

Selling, general and administrative                952,797          1,330            --             954,127
                                             -------------     ----------     ---------      --------------

Loss from operations                            (1,236,318)            --            --          (1,237,648)

Other income (expense)
     Interest expense                              (88,102)            --            --             (88,102)
     Other, net                                     16,835             --            --              16,835
                                             -------------     ----------     ---------      --------------

            Total other expense                    (71,267)            --            --             (71,267)
                                             -------------     ----------     ---------      --------------

Loss before provision for income taxes          (1,307,585)            --            --          (1,308,915)
Provision for income taxes                              --             --             -
                                             -------------     ----------     ---------      --------------

Net loss                                     $  (1,307,585)    $   (1,330)    $      --      $   (1,308,915)
                                             =============     ==========     =========      ==============

Loss attributable to common stock                                                            $   (1,308,915)
                                                                                             ==============

Basic and diluted net loss per share
     attributable to common stockholders                                                     $        (0.11)
                                                                                             ==============
Number of weighted average shares of
     common stock outstanding (basic
     and diluted)                                                                                11,812,500
                                                                                             ==============


                    CCM MANUFACTURING, INC. AND SUBSIDIARIES
                   (formerly Mayford Acquisition Corporation)

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                        Six Months Ending June 30, 1999


                                               Syntec            Mayford
                                             Acquisition       Acquisition     Pro-Forma
                                                Corp.          Corporation    Adjustments       Pro-Forma
                                             -----------       -----------    -----------       ---------

Sales                                        $  1,776,086      $       --     $       --       $  1,776,086

Cost of sales                                   1,369,727              --             --          1,369,727
                                             ------------      ----------     ----------       ------------

            Gross profit                          406,359              --             --            406,359

Selling, general and administrative               554,389              --             --            554,389
                                             ------------      ----------     ----------       ------------

Loss from operations                             (148,030)             --             --           (148,030)

Other income (expense)
     Interest expense                             (51,062)             --             --            (51,062)
     Other, net                                    (1,592)             --             --             (1,592)
                                             ------------      ----------     ----------       ------------

            Total other expense                   (52,654)             --             --            (52,654)
                                             ------------      ----------     ----------       ------------

Loss before provision for income taxes           (200,684)             --             --           (200,684)
Provision for income taxes                           --                --             --               --
                                             ------------      ----------     ----------       ------------

Net loss                                     $   (200,684)     $       --     $       --       $   (200,684)
                                             ============      ==========     ==========       ============

Loss attributable to common stock                                                              $   (200,684)
                                                                                               ============

Basic and diluted net loss per share
     attributable to common stockholders                                                       $      (0.02)
                                                                                               ============
Number of weighted average shares of
     common stock outstanding (basic
     and diluted)                                                                                11,812,500
                                                                                               ============


                    CCM MANUFACTURING, INC. AND SUBSIDIARIES
                   (formerly Mayford Acquisition Corporation)

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                     Seven Months Ending December 31, 1998


                                               Syntec            Mayford
                                             Acquisition       Acquisition       Pro-Forma
                                                Corp.          Corporation      Adjustments        Pro-Forma
                                             ------------      -----------      -----------      -------------
Net sales                                    $  1,736,270      $       --       $       --       $  1,736,270

Cost of sales                                   1,456,500              --               --          1,456,500
                                             ------------      ----------       ----------       ------------

            Gross profit                          279,770              --               --            279,770

Selling, general and administrative               565,957              --               --            565,957
                                             ------------      ----------       ----------       ------------

Loss from operations                             (286,187)             --               --           (286,187)

Other income (expense)
     Interest expense                             (50,437)             --               --            (50,437)
     Other, net                                    40,106              --               --             40,106
                                             ------------      ----------       ----------       ------------

            Total other expense                   (10,331)             --               --            (10,331)
                                             ------------      ----------       ----------       ------------

Loss before provision for income taxes           (296,518)             --               --           (296,518)
Provision for income taxes                           --                --               --               --
                                             ------------      ----------       ----------       ------------

Net loss                                     $   (296,518)     $       --       $       --       $   (296,518)
                                             ============      ==========       ==========       ============

Loss attributable to common stock                                                                $   (296,518)
                                                                                                 ============

Basic and diluted net loss per share
     attributable to common stockholders                                                         $      (0.03)
                                                                                                 ============
Number of weighted average shares of
     common stock outstanding (basic
     and diluted)                                                                                  11,812,500
                                                                                                 ============


                    CCM MANUFACTURING, INC. AND SUBSIDIARIES

                   (formerly Mayford Acquisition Corporation)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                        Five Months Ending May 31, 1998



                                               Syntec            Mayford
                                             Acquisition       Acquisition       Pro-Forma
                                                Corp.          Corporation      Adjustments         Pro-Forma
                                             ------------      -----------      -----------       -------------
Net sales                                    $  1,208,898      $       --       $        --       $  1,208,898

Cost of sales                                     970,944              --                --            970,944
                                             ------------      ----------       -----------       ------------

            Gross profit                          237,954              --                --            237,954

Selling, general and administrative               224,132              --                --            224,132
                                             ------------      ----------       -----------       ------------

Income from operations                             13,822              --                --             13,822

Other income (expense)
     Interest expense                             (12,038)             --                --            (12,038)
     Other, net                                       225              --                --                225
                                             ------------      ----------       -----------       ------------

            Total other expense                   (11,813)             --                --            (11,813)
                                             ------------      ----------       -----------       ------------

Income before provision for income taxes            2,009              --                --              2,009
Provision for income taxes                           --                --                --               --
                                             ------------      ----------       -----------       ------------

Net income                                   $      2,009      $       --       $        --       $      2,009
                                             ============      ==========       ===========       ============

Income attributable to common stock          $      2,009                                         $      2,009
                                             ============                                         ============

Basic and diluted net loss per share
     attributable to common stockholders                                                          $       0.00
                                                                                                  ============
Number of weighted average shares of
     common stock outstanding (basic
     and diluted)                                                                                   11,812,500
                                                                                                  ============


                    CCM MANUFACTURING, INC. AND SUBSIDIARIES

                   (formerly Mayford Acquisition Corporation)
         NOTES TO PROFORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

(A) To record the issuance of CCM Manufacturing, Inc. common stock in connection with the reverse acquisition of the assets of Syntec Acquisition Corp.

EXHIBITS

2.1* Certificate of Amendment to the Certificate of Incorporation of Mayford Acquisition Corporation

10.1* Agreement and Plan of Merger between Mayford Acquisition Corporation, Syntec Acquisition Corporation, and the Shareholders of Syntec

16 Letter from former accountants expressing no disagreement with disclosure.

o Previously filed as an exhibit to the Company's Current report on Form 8K filed with the Securities and Exchange Commission on July 19, 2000 and incorporated herein by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CCM MANUFACTURING TECHNOLOGIES, INC.


                                        By: /s/ Jose G. Chavez
                                            ------------------------------------
                                            Chief Executive Officer



         Date: October 18, 2000


                                       5